EXHIBIT 23(b)


                          INDEPENDENT AUDITORS' CONSENT

 We consent to the use in this Registration Statement of Republic Security Financial Corporation on Form S-4 of our report relating to County Financial Corporation dated February 21, 1997 appearing in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data-CFC" and "Experts" in such Joint Proxy Statement/Prospectus.

 /s/ DELOITTE & TOUCHE LLP
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     DELOITTE & TOUCHE LLP


Miami, Florida
September 29, 1997